                                                                    EXHIBIT 10.3
                              EMPLOYMENT AGREEMENT


          This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of ______________, 1997, by and between MYSTIC FINANCIAL, INC., a publicly-held business corporation organized and operating under the laws of the State of Delaware and having an office at 60 High Street, Medford, Massachusetts 02155 ("Company") and RALPH W. DUNHAM, an individual residing at 8 Peach Tree Path, Andover, Massachusetts 01810 ("Executive"). Any reference to "Bank" herein shall mean Medford Co-Operative Bank, a wholly-owned subsidiary of the Company, or any successor thereto.


                              W I T N E S S E T H :
                              -------------------


          WHEREAS, Executive currently serves the Company and the Bank in the capacity of Executive Vice President and Chief Financial Officer; and

          WHEREAS, effective as of the date of this Agreement, the Bank has converted from a state-chartered mutual cooperative bank to a state chartered capital stock cooperative bank and has become the wholly-owned subsidiary of the Company; and

          WHEREAS, the Company desires to assure for itself and for the Bank the continued availability of Executive's services and the ability of Executive to perform such services with a minimum of personal distraction in the event of a pending or threatened Change of Control (as hereinafter defined); and

          WHEREAS, Executive is willing to continue to serve the Company and the Bank on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Company and Executive hereby agree as follows:


          SECTION 1.     EMPLOYMENT.
                         ----------

          The Company agrees to continue to employ Executive, and Executive hereby agrees to such continued employment, during the period and upon the terms and conditions set forth in this Agreement.

          SECTION 2.     EMPLOYMENT PERIOD; REMAINING UNEXPIRED EMPLOYMENT
                         -------------------------------------------------
PERIOD.
------

          (a) The terms and conditions of this Agreement shall be and remain in effect during the period of employment established under this section 2 ("Employment Period"). The

Employment Period shall be for an initial term of three (3) years beginning on the date of this Agreement. Upon the first anniversary of the date of this Agreement (an "Anniversary Date"), and on each Anniversary Date occurring thereafter, the Board of Directors of the Holding Company ("Board") shall review the terms of this Agreement and the Executive's performance of services hereunder and may, in the absence of objection from the Executive, approve an extension of the Employment Agreement pursuant to a resolution duly adopted by the members of the Board.

          (b) For all purposes of this Agreement, the term "Remaining Unexpired Employment Period" as of any date shall mean the period beginning on such date and ending on the Anniversary Date on which the Employment Period (as it may be extended pursuant to section 2(a) of this Agreement) is then scheduled to expire.

          (c) Nothing in this Agreement shall be deemed to prohibit the Company at any time from terminating the Executive's employment during the Employment Period with or without notice for any reason; provided, however, that the relative rights and obligations of the Company and the Executive in the event of any such termination shall be determined under this Agreement.

          (d) Nothing in this Agreement shall be deemed to prohibit the Executive at any time from terminating his employment during the Employment Period with or without notice for any reason; provided, however, that the relative rights and obligations of the Company and the Executive in the event of any such termination shall be determined under this Agreement.

          SECTION 3.     DUTIES.
                         ------

          Executive shall serve as the Executive Vice President and Chief Financial Officer of the Company and as the Executive Vice President and Chief Financial Officer of the Bank, having such power, authority and responsibility and performing such duties as are prescribed by or under the By-Laws of the Company and the Bank and as are customarily associated with such positions. Executive shall devote his full business time and attention (other than during weekends, holidays, approved vacation periods, and periods of illness or approved leaves of absence) to the business and affairs of the Company and the Bank and shall use his best efforts to advance the interests of the Company and the Bank.

          SECTION 4.     CASH COMPENSATION.
                         -----------------

          In consideration for the services to be rendered by Executive hereunder, the Company shall pay (or shall cause the Bank to pay) to him a salary at an initial annual rate of NINETY-SIX THOUSAND, FOUR HUNDRED AND EIGHT DOLLARS ($96,408.00), payable in approximately equal installments in accordance with the Company's or Bank's customary payroll practices for senior officers. The Board shall review Executive's annual rate of salary at such times during the Employment Period as it deems appropriate, but not less frequently than once every twelve months, and may, in its discretion, approve an increase in the Executive's annual rate of salary. In addition to salary, Executive may receive other cash compensation from the Company or the Bank for services hereunder at such times, in such amounts and on such terms and conditions as the Board of Directors of the Company ("Board"),

                                 -Page 2 of 19-
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or the Board of Directors of the Bank ("Bank Board"), as applicable, may determine from time to time.

          SECTION 5.     EMPLOYEE BENEFIT PLANS AND PROGRAMS.
                         -----------------------------------

          During the Employment Period, Executive shall be treated as an employee of the Company and the Bank and shall be entitled to participate in and receive benefits under any and all qualified or non-qualified retirement, pension, savings, profit-sharing or stock bonus plans, any and all group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance plans, and any other employee benefit and compensation plans (including, but not limited to, any incentive compensation plans or programs, stock option and appreciation rights plans and restricted stock plans) as may from time to time be maintained by, or cover employees of, the Company or the Bank, in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and consistent with the Company's and Bank's customary practices. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

          SECTION 6.     INDEMNIFICATION AND INSURANCE.
                         -----------------------------

          (a) During the Employment Period and for a period of six (6) years thereafter, the Company shall cause Executive to be covered by and named as an insured under any policy or contract of insurance obtained by it or the Bank to insure its directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Company or the Bank or service in other capacities at the request of the Company or the Bank. The coverage provided to Executive pursuant to this section 6 shall be of the same scope and on the same terms and conditions as the coverage (if any) provided to other officers or directors of the Company and the Bank.

          (b) To the maximum extent permitted under applicable law, during the Employment Period and for a period of six (6) years thereafter, the Company shall indemnify Executive against and hold him harmless from any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of the Company, the Bank, or any subsidiary or affiliate thereof.

          SECTION 7.     OUTSIDE ACTIVITIES.
                         ------------------

          Executive shall be permitted to serve as a member of the boards of directors of non-competing business, community and charitable organizations; provided that service by the Executive on such boards shall be subject to the approval of the Board of the Company (which approval shall not be unreasonably withheld); and, provided, further, that such service shall not materially interfere with the Executive's performance of his duties under this Agreement. In addition, during the Employment Period, the Executive may engage in the personal business and investment activities set forth in Appendix A hereto; provided, that such activities do not materially interfere with the performance of his duties hereunder; and, provided, further, that such activities are not prohibited under any code of conduct or investment or securities trading policy

                                 -Page 3 of 19-
established by the Company and generally applicable to all similarly situated executives. Executive may also serve as an officer or director of the Bank on such terms and conditions as the Company and the Bank may mutually agree upon, and such service shall not be deemed to materially interfere with Executive's performance of his duties hereunder or otherwise result in a material breach of this Agreement. If Executive is discharged or suspended, or is subject to any regulatory prohibition or restriction including but not limited to those set forth in section 27(b)(iii) hereof, with respect to participation in the affairs of the Bank, he shall continue to perform services for the Company in accordance with this Agreement but shall not directly or indirectly provide services to or participate in the affairs of the Bank in a manner inconsistent with the terms of such discharge or suspension or any applicable regulatory order.

          SECTION 8.     WORKING FACILITIES AND EXPENSES.
                         -------------------------------

          Executive's principal place of employment shall be at the Company's executive offices at the address first above written, or at such other location within Middlesex County at which the Company shall maintain its principal executive offices, or at such other location as the Company and Executive may mutually agree upon. The Company shall provide or cause the Bank to provide the Executive at his principal place of employment with a private office, secretarial services, and other support services and facilities suitable to his position with the Company and necessary or appropriate in connection with the performance of his assigned duties under this Agreement. The Company shall reimburse Executive for his ordinary and necessary business expenses, including, without limitation, fees for memberships in such clubs and organizations as Executive and the Company shall mutually agree are necessary and appropriate for business purposes, and his travel and entertainment expenses incurred in connection with the performance of his duties under this Agreement, in each case upon presentation to the Company of an itemized account of such expenses in such form as the Company may reasonably require.

          SECTION 9.     TERMINATION OF EMPLOYMENT WITH SEVERANCE BENEFITS.
                         -------------------------------------------------

          (a) Executive shall be entitled to the severance benefits described in section 9(b) herein in the event that his employment with the Company or the Bank terminates during the Employment Period under any of the following circumstances:

          (i) Executive's voluntary resignation from employment with the Company within ninety (90) days following:

               (A) the failure of the Board to appoint or re-appoint or elect or re-elect Executive to the position stated in section 3 of this Agreement (or a more senior office of the Company) or the failure of the Bank Board to appoint or re-appoint or elect or re-elect Executive to the position stated in section 3 of this Agreement (or a more senior position of the Bank);

               (B) the expiration of a thirty (30) day period following the date on which Executive gives written notice to the Company or the Bank, as the case may be, of its material failure, whether by amendment of the Company's organization certificate or By-Laws, or the Bank's state charter

                                 -Page 4 of 19-
          or By-Laws, action of the Board, Bank Board or the Company's stockholders or otherwise, to vest in Executive the functions, duties, or responsibilities prescribed in section 3 of this Agreement, unless, during such thirty (30) day period, such failure is cured in a manner determined by Executive, in his discretion, to be satisfactory; or

               (C) the expiration of a thirty (30) day period following the date on which Executive gives written notice to the Company or the Bank, as the case may be, of its material breach of any term, condition or covenant contained in this Agreement (including, without limitation any reduction of Executive's rate of base salary in effect from time to time and any change in the terms and conditions of any compensation or benefit program in which Executive participates which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation package), unless, during such thirty (30) day period, such failure is cured in a manner determined by Executive, in his discretion, to be satisfactory; or

          (ii) subject to the provisions of section 10, the termination of Executive's employment with the Company for any other reason not described in section 9(a) other than a termination of the Executive's employment for "cause";

then, the Company shall provide (or cause the Bank or pay and provide) the benefits and pay to Executive the amounts described in section 9(b).

          (b) Upon the termination of Executive's employment with the Company under circumstances described in section 9(a) of this Agreement, the Company shall pay and provide (or cause the Bank to pay and provide) to Executive (or, in the event of his death, to his estate):

          (i) the portion, if any, of the compensation earned by the Executive through the date of his termination of employment with the Company which remains unpaid as of such date, such payment to be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than thirty (30) days after the Executive's termination of employment;

          (ii) the benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and pro grams maintained by the Company and the Bank for their officers and employees;

          (iii) continued group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance benefits, in addition to that provided pursuant to section 9(b)(ii), and after taking into account the coverage provided by any subsequent employer, if and to the extent necessary to provide for Executive, for the Remaining Unexpired Employment Period, coverage equivalent to the coverage to which he would have been entitled under such plans (as in effect on the date of his termination of employment, or, if his

                                 -Page 5 of 19-
     termination of employment occurs after a Change of Control, on the date of such Change of Control, whichever benefits are greater), if he had continued working for the Company during the Remaining Unexpired Employment Period at the highest annual rate of compensation achieved during that portion of the Employment Period which is prior to Executive's termination of employment with the Company; and

          (iv) within thirty (30) days following his termination of employment with the Company, a lump sum payment, in an amount equal to the present value of the salary that Executive would have earned if he had continued working for the Company during the Remaining Unexpired Employment Period at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to Executive's termination of employment with the Company, where such present value is to be determined using a discount rate equal to the applicable short-term federal rate prescribed under section 1274(d) of the Internal Revenue Code of 1986 ("Code"), compounded using the compounding period corresponding to the Company's regular payroll periods for its officers, such lump sum to be paid in lieu of all other payments of salary provided for under this Agreement in respect of the period following any such termination; provided, however, that in the event the Executive's employment with the Company terminates following a Change in Control (as such term is defined in section 11(a) hereof) under any of the circumstances described in either section 9(a) or section 11(b) hereof then, for purposes of calculating the lump sum amount payable to the Executive under this subsection 9(b)(iv), the "Remaining Unexpired Employment Period" shall be deemed to be a thirty-six consecutive month period;


The Company and Executive hereby stipulate that the damages which may be incurred by Executive following any such termination of employment are not capable of accurate measurement as of the date first above written and that the payments and benefits contemplated by this section 9(b) constitute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to Executive's efforts, if any, to mitigate damages. The Company and Executive further agree that the Company may condition the payments and benefits (if any) due under section 9(b)(iii) and
(iv) on the receipt of Executive's resignation from any and all positions which he holds as an officer, director or committee member with respect to the Company, the Bank or any subsidiary or affiliate of either of them.

          SECTION 10.    TERMINATION WITHOUT ADDITIONAL  COMPANY LIABILITY.
                         -------------------------------------------------

          In the event that Executive's employment with the Company shall terminate during the Employment Period on account of:

          (a) the discharge of the Executive for "cause," which, for purposes of this Agreement shall mean personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic

                                 -Page 6 of 19-
     violations or similar offenses) or final cease and desist order, or any material breach of this Agreement, in each case as measured against standards generally prevailing at the relevant time in the savings and community banking industry;

          (b) Executive's voluntary resignation from employment with the Company for reasons other than those specified in section 9(a);

          (c)    Executive's death; or

          (d) a determination that Executive is eligible for long-term disability benefits under the Company's or Bank's long-term disability insurance program or, if there is no such program, under the federal Social Security Act;

then the Company shall have no further obligations under this Agreement, other than the payment to Executive (or, in the event of his death, to his estate) of the portion, if any, of the salary earned by the Executive through the date of his termination of employment with the Company which remains unpaid as of such date and the provision of such other benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained by, or covering employees of, the Company or the Bank.

          (e) For purposes of section 10(a), no act or failure to act, on the part of Executive, shall be considered "willful" unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive's action or omission was in the best interests of the Company and its affiliates. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the written advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company. The cessation of employment of Executive shall not be deemed to be for "cause" within the meaning of section 10(a) unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of three-fourths of the non-employee members of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to Executive and Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Executive is guilty of the conduct described in section 10(a) above, and specifying the particulars thereof in detail.

           SECTION 11.   TERMINATION UPON OR FOLLOWING A CHANGE OF CONTROL.
                         -------------------------------------------------

          (a) A Change of Control of the Company ("Change of Control") shall be deemed to have occurred upon the happening of any of the following events:

          (i) approval by the stockholders of the Company of a transaction that would result in the reorganization, merger or consolidation of the Company, respectively, with one or more other persons, other than a transaction following which:

               (A) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning

                                 -Page 7 of 19-
          of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended "Exchange Act" ) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

               (B) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;

          (ii) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Company of any transaction which would result in such an acquisition;

          (iii) a complete liquidation or dissolution of the Company, or approval by the stockholders of the Company of a plan for such liquidation or dissolution;

          (iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board do not belong to any of the following groups:

               (A) individuals who were members of the Board of the Company on the date of this Agreement; or

               (B) individuals who first became members of the Board of the Company after the date of this Agreement either:

                    (I) upon election to serve as a member of the Board of the
               Company by affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

                    (II) upon election by the stockholders of the Company to
               serve as a member of the Board of the Company, but only if nominated for election by affirmative vote of three-quarters of the members of the Board of the Company, or of a nominating committee thereof, in office at the time of such first nomination;

                                 -Page 8 of 19-
          provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of the Company; or

          (v) any event which would be described in section 11(a)(i), (ii),
     (iii) or (iv) if the term "Bank" were substituted for the term "Company" therein or any event that results in a "Change of Control of the Bank" within the meaning of the "Change in Bank Control Act" and the rules and regulations promulgated by the Federal Deposit Insurance Agency ("FDIC") or the Massachusetts Division of Banks as of the date hereof.

In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank, or a subsidiary of either of them, by the Company, the Bank, or a subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 11(a), the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

          (b) In the event of a Change of Control, Executive shall be entitled to the payments and benefits contemplated by section 9(b) in the event of his termination of employment with the Company under any of the circumstances described in section 9(a) of this Agreement or under any of the following circumstances:

          (i) resignation, voluntary or otherwise, by Executive at any time during the Employment Period following his demotion, loss of title, office or significant authority or responsibility, or following any reduction in any element of his package of compensation and benefits;

          (ii) resignation, voluntary or otherwise, by Executive at any time during the Employment Period following any relocation of his principal place of employment or any change in working conditions at such principal place of employment which Executive, in his reasonable discretion, determines to be embarrassing, derogatory or otherwise adverse;

          (iii) resignation, voluntary or otherwise, by Executive at any time during the Employment Period following the failure of any successor to the Company in the Change of Control to include Executive in any compensation or benefit program maintained by it or covering any of its executive officers, unless Executive is already covered by a substantially similar plan of the Company which is at least as favorable to him; or

          (iv) resignation, voluntary or otherwise, for any reason whatsoever following the effective date of the Change of Control.

                                 -Page 9 of 19-

          SECTION 12.    TAX INDEMNIFICATION.
                         -------------------

          (a) This section 12 shall apply if Executive's employment is terminated upon or following (i) a Change of Control (as defined in section 11 of this Agreement); or (ii) a change "in the ownership or effective control" of the Company or the Bank or "in the ownership of a substantial portion of the assets" of the Company or the Bank within the meaning of section 280G of the Code. If this section 12 applies, then, if for any taxable year, Executive shall be liable for the payment of an excise tax under section 4999 of the Internal Revenue Code of 1986, as amended ("Code") with respect to any payment in the nature of compensation made by the Company, the Bank or any direct or indirect subsidiary or affiliate of the Company or the Bank to (or for the benefit of) Executive, it shall be the sole obligation and responsibility of the Company to pay to Executive an amount equal to X, determined under the following formula:

          X   =                     E x P
                ---------------------------------------------
                    1 - [(FI x (1 - SLI)) + SLI + E + M]

          where

          E   = the rate at which the excise tax is assessed under section 4999 of the Code;

          P   = the amount with respect to which such excise tax is assessed, determined without regard to this section 12;

          FI = the highest marginal rate of income tax applicable to Executive under the Code for the taxable year in question;

          SLI = the sum of the highest marginal rates of income tax applicable to Executive under all applicable state and local laws for the taxable year in question; and

          M   = the highest marginal rate of Medicare tax applicable to
                Executive under the Code for the taxable year in question.

With respect to any payment in the nature of compensation that is made to (or for the benefit of) Executive under the terms of this Agreement, or otherwise, and on which an excise tax under sec tion 4999 of the Code will be assessed, the payment determined under this section 12(a) shall be made to Executive on the earlier of (i) the date the Company, the Bank or any direct or indirect subsidiary or affiliate of the Company or the Bank is required to withhold such tax, or (ii) the date the tax is required to be paid by Executive.

          (b) Notwithstanding anything in this section 12 to the contrary, in the event that Executive's liability for the excise tax under section 4999 of the Code for a taxable year is subsequently determined to be different than the amount determined by the formula (X + P) x E, where X, P and E have the meanings provided in section 12(a), Executive or the Company, as the case may be, shall pay to the other party at the time that the amount of such excise tax is finally

                                -Page 10 of 19-
determined, an appropriate amount, plus interest, such that the payment made under section 12(a), when increased by the amount of the payment made to Executive under this section 12(b) by the Company, or when reduced by the amount of the payment made to the Company under this section 12(b) by Executive, equals the amount that should have properly been paid to Executive under section 12(a). The interest paid under this section 12(b) shall be determined at the rate provided under section 1274(b)(2)(B) of the Code. To confirm that the proper amount, if any, was paid to Executive under this section 12, Executive shall furnish to the Company a copy of each tax return which reflects a liability for an excise tax payment made by the Company, at least 20 days before the date on which such return is required to be filed with the Internal Revenue Service.

          SECTION 13.    CONFIDENTIALITY.
                         ---------------

          Unless he obtains the prior written consent of the Company, Executive shall keep confidential and shall refrain from using for the benefit of himself, or any person or entity other than the Company or any entity which is a subsidiary of the Company or of which the Company is a subsidiary, any material document or information obtained from the Company, or from its parent or subsidiaries, in the course of his employment with any of them concerning their properties, operations or business (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of his own) until the same ceases to be material (or becomes so ascertainable or available); provided, however, that nothing in this section 13 shall prevent Executive, with or without the Company's consent, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law.

          SECTION 14.    SOLICITATION.
                         ------------

          Executive hereby covenants and agrees that, for a period of one (1) year following his termination of employment with the Company, he shall not, without the written consent of the Company, either directly or indirectly:

          (a) solicit, offer employment to, or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company, the Bank or any affiliate, as of the date of this Agreement, of either of them, to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings bank, cooperative bank, credit union, savings and loan association, bank, bank company, savings and loan company, or other institution engaged in the business of accepting deposits and making loans, having its principal place of business in Middlesex County, as of the date of this Agreement;

          (b) provide any information, advice or recommendation with respect to any such officer or employee of any savings bank, cooperative bank, credit union, savings and loan association, bank, bank company, savings and loan company, or other institution engaged in the business of accepting deposits and making loans,

                                -Page 11 of 19-
     having its principal place of business in Middlesex County, as of the date of this Agreement that is intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company, the Bank, or any affiliate, as of the date of this Agreement, of either of them, to terminate his employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings bank, cooperative bank, credit union, savings and loan association, bank, bank company, savings and loan company, or other institution engaged in the business of accepting deposits and making loans, having its principal business in Middlesex County, as of the date of this Agreement; or

          (c) solicit, provide any information, advice or recommendation or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any customer of the Company to terminate an existing business or commercial relationship with the Company.

          SECTION 15.    NO EFFECT ON EMPLOYEE BENEFIT PLANS OR PROGRAMS.
                         -----------------------------------------------

          The termination of Executive's employment during the term of this Agreement or thereafter, whether by the Company or by Executive, shall have no effect on the rights and obligations of the parties hereto under the Company's or Bank's qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs, as may be maintained by, or cover employees of, the Company or the Bank from time to time.

          SECTION 16.    SUCCESSORS AND ASSIGNS.
                         ----------------------

          This Agreement will inure to the benefit of and be binding upon Executive, his legal representatives and testate or intestate distributees, and the Company and its successors and as signs, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Company may be sold or otherwise transferred. Failure of the Company to obtain from any successor its express written assumption of the Company's obligations hereunder at least sixty (60) days in advance of the scheduled effective date of any such succession shall be deemed a material breach of this Agreement.

          SECTION 17.    NOTICES.
                         -------

          Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

                                -Page 12 of 19-

          If to Executive:

               Mr. Ralph W. Dunham
               8 Peach Tree Path
               Andover, Massachusetts  01810

          If to the Company:

               Mystic Financial, Inc.
               60 High Street
               Medford, Massachusetts  02155

               Attention:  Board of Directors -- Non-Employee Directors
                           --------------------------------------------

               with a copy to:

               Thacher Proffitt & Wood
               1500 K Street, N.W., Suite 200
               Washington, D.C.  20005

               Attention:     Richard A. Schaberg, Esq.
                              ------------------------

          SECTION 18.    RESOLUTIONS OF DISPUTES.
                         -----------------------

          If any dispute arising out of, under, or in connection with, this Agreement cannot be settled through negotiation by the parties hereto, the Company and the Executive hereby agree that such dispute shall be settled through mediation in accordance with the Commercial Mediation Rules of the American Arbitration Association in a proceeding to be held in Boston, Massachusetts. Except as provided in section 19 hereof, the payment of all costs, fees and expenses, including all attorneys' fees and expenses, incurred by each party in any mediation proceeding shall be the responsibility of such party.

          SECTION 19.    INDEMNIFICATION FOR ATTORNEYS' FEES.
                         -----------------------------------

          The Company shall indemnify, hold harmless and defend Executive against reasonable attorneys' fees and expenses, incurred by him in connection with or arising out of any mediation proceeding in which he may be involved, as a result of his efforts, in good faith, to defend or enforce the terms of this Agreement; provided, however, the Company's obligation hereunder shall not be triggered unless the Executive shall have substantially prevailed on the merits pursuant to the order of the mediator in a mediation proceeding or in a settlement arising out of such proceeding. For purposes of this Agreement, any settlement agreement which provides for payment of any amounts in settlement of the Company's obligations hereunder shall be conclusive evidence of Executive's entitlement to indemnification hereunder, and any such indemnification payments shall be in addition to amounts payable pursuant to such settlement agreement, unless such settlement agreement expressly provides otherwise.

                                -Page 13 of 19-

          SECTION 20.    SEVERABILITY.
                         ------------

          A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

          SECTION 21.    WAIVER.
                         ------

          Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

          SECTION 22.    COUNTERPARTS.
                         ------------

          This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.


          SECTION 23.    GOVERNING LAW.
                         -------------

          This Agreement shall be governed by and construed and enforced in accordance with the federal laws of the United States and, to the extent that federal law is inapplicable, in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts entered into and to be performed entirely within the Commonwealth of Massachusetts.

          SECTION 24.    HEADINGS AND CONSTRUCTION.
                         -------------------------

          The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

          SECTION 25.    ENTIRE AGREEMENT; MODIFICATIONS.
                         -------------------------------

          This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

          SECTION 26.    NON-DUPLICATION.
                         ---------------

          In the event that Executive shall perform services for the Bank or any other direct or indirect subsidiary of the Company, any compensation or benefits provided to Executive by such other employee shall be applied to offset the obligations of the Company hereunder, it being intended that this Agreement set forth the aggregate compensation and benefits payable to

                                -Page 14 of 19-

Executive for all services to the Company and all of its direct or indirect subsidiaries, including the Bank.

          SECTION 27.    REQUIRED REGULATORY PROVISIONS.
                         ------------------------------

          (a) Notwithstanding anything herein contained to the contrary, any payments to Executive by the Company, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. (S)1828(k), and any regulations promulgated thereunder.

          (b) Notwithstanding anything herein to the contrary, any payments to the Executive by the Bank, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with the following laws, rules and regulations applicable to the Bank:

          (i) In no event shall the aggregate amount of compensation payable by the Bank to the Executive under section 9(b) hereof (exclusive of amounts described in section 9(b)(i)) exceed 2.99 times the Executive's average annual total compensation for the last five consecutive calendar years to end prior to his termination of employment with the Company and the Bank (or for his entire period of employment with the Company and the Bank if less than five calendar years).

          (ii) All payments to the Executive by the Bank, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act ("FDI Act"), 12 U.S.C. (S)1828(k), and any regulations promulgated thereunder.

          (iii) Notwithstanding anything herein contained to the contrary, if the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Bank pursuant to a notice served under section 8(e)(3) or 8(g)(1) of the FDI Act, 12 U.S.C.
     (S)1818(e)(3) or 1818(g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Bank, in its discretion, may (A) pay to the Executive all or part of the compensation withheld while the Bank's obligations hereunder were suspended and (B) reinstate, in whole or in part, any of the obligations which were suspended.

          (iv) Notwithstanding anything herein contained to the contrary, if the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under section 8(e)(4) or 8(g)(1) of the FDI Act, 12 U.S.C. (S)1818(e)(4) or (g)(1), all
     prospective obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights and obligations of the Bank and the Executive shall not be affected.

                                -Page 15 of 19-

          (v) Notwithstanding anything herein contained to the contrary, if the Bank is in default (within the meaning of section 3(x)(1) of the FDI Act, 12 U.S.C. (S)1813(x)(1), all prospective obligations of the Bank under this Agreement shall terminate as of the date of default, but vested rights and obligations of the Bank and the Executive shall not be affected.

          (vi) Notwithstanding anything herein contained to the contrary, all prospective obligations of the Bank hereunder shall be terminated, except to the extent that a continuation of this Agreement is necessary for the continued operation of the Bank: (A) by the Commissioner of the Massachusetts Division of Banks or his designee or the FDIC, at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in section 13(c) of the FDI Act, 12 U.S.C. (S)1823(c); (B) by the Commissioner of the Massachusetts Division of Banks or his designee at the time the Commissioner or his designee approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by the Commissioner to be in an unsafe or unsound condition. The vested rights and obligations of the parties shall not be affected.

If and to the extent that any of the foregoing provisions shall cease to be required or by applicable law, rule or regulation, the same shall become inoperative as though eliminated by formal amendment of this Agreement. If, and to the extent, the Bank is unable to satisfy payments due under this Agreement as the result of compliance with any of the foregoing laws, rules and regulations, the Company shall be responsible for satisfying all such obligations.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

                                -Page 16 of 19-

          SECTION 28.    COMPANY AND AFFILIATES.
                         ----------------------

          The Company may satisfy its obligations under this Agreement either directly or indirectly through one or more direct or indirect subsidiaries or affiliates. The Executive agrees that this Agreement requires that the Executive make his services available to the Company, the Bank and their respective direct or indirect subsidiaries or affiliates as determined by the respective Boards of Directors of the Company and the Bank within the terms and conditions set forth in this Agreement.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and Executive has hereunto set his hand, all as of the day and year first above written.



                                    ------------------------------------
                                         RALPH W. DUNHAM



ATTEST:                             MYSTIC FINANCIAL, INC.



By
   ----------------------------
          Secretary                 By
                                       ---------------------------------
                                         Name:
                                         Title:



[Seal]

                                -Page 17 of 19-

                                  APPENDIX A
            PERMISSIBLE PERSONAL BUSINESS AND INVESTMENT ACTIVITIES
            -------------------------------------------------------


     The parties hereto agree the Executive may engage in the following activities during the Employment Period pursuant to section 7 hereof:


1. The Executive may engage in any legal, certified public accounting, investment, or other activities which do not materially interfere with the duties of the Executive described herein and which do not represent a conflict of interest with the Company or the Bank.


2. The Executive shall also be permitted to take Continuing Professional Education courses necessary to meet applicable licensing requirements to maintain current professional licenses as an attorney and professional certified public accountant.

                                -Page 18 of 19-

COMMONWEALTH OF MASSACHUSETTS )
                              : SS.:
COUNTY OF MIDDLESEX           )

          On this ________ day of ____________________, 1997, before me personally came RALPH W. DUNHAM, to me known, and known to me to be the individual described in the foregoing instrument, who, being by me duly sworn, did depose and say that he resides at the address set forth in said instrument, and that he signed his name to the foregoing instrument.



                                        ------------------------------
                                                 Notary Public



COMMONWEALTH OF MASSACHUSETTS )
                              : SS.:
COUNTY OF MIDDLESEX           )

          On this ________ day of ____________________, 1997, before me personally came __________________________________, to me known, who, being by me duly sworn, did depose and say that he resides at _________________________________________________________, that he is a member of the Board of Directors of MYSTIC FINANCIAL, INC., the Delaware corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.





                                        ------------------------------
                                                 Notary Public

                                -Page 19 of 19-